UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2025
(Date of Report, Date of earliest event reported)

RANPAK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-38348	98-1377160
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road

Concord Township, Ohio 44077
(Address of principal executive offices) (Zip Code)

(440) 354-4445
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 22, 2025, Ranpak Holdings Corp. (“Ranpak” or the “Company”) and Walmart Inc. (“Walmart”) entered into a Transaction Agreement (the “Transaction Agreement”), under which, among other things, Ranpak agreed to issue to Walmart a warrant (the “Warrant”) to acquire up to 22,500,000 shares (the “Warrant Shares”) of the Company’s common stock (“Common Stock”) at an exercise price of $6.8308 per share, and on the terms and conditions set forth in the Warrant.

2,250,000 Warrant Shares vested on the date of the Transaction Agreement. The remainder of the Warrant Shares are subject to vesting over time based on payments made by Walmart or on Walmart’s behalf under the current and any possible future commercial agreement with the Company, with all Warrant Shares vesting upon an aggregate spend of $300 million (minus the price of paper procurement incurred by the Company and/or any of its affiliates in connection with such payment).

The Company expects over $100 million of the spend, if made, would be allocated to Automation Solutions, leaving the remainder to be focused on Protective Packaging Solutions.

The Warrant allows for cashless exercise in part or in full at Walmart’s discretion and expires August 22, 2035. So long as the Warrant is unexercised, the Warrant does not entitle Walmart to any voting rights or any other common stockholder rights. The exercise price and the number of Warrant Shares are subject to customary anti-dilution adjustments. The Transaction Agreement includes customary registration rights relating to the Warrant Shares.

The Warrant was issued, and the Warrant Shares are expected to be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Warrant, which is filed as Exhibit 4.1 hereto, and the Transaction Agreement, which is filed as Exhibit 10.1, and each is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Warrant is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant to Purchase Common Stock of Ranpak Holdings Corp. by and between Ranpak Holdings Corp. and Walmart Inc., dated as of August 22, 2025*

10.1	Transaction Agreement, by and between Ranpak Holdings Corp. and Walmart Inc., dated as of August 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANPAK HOLDINGS CORP.

By:	/s/ William Drew
William Drew
Executive Vice President and Chief Financial Officer

Date: August 26, 2025